Exhibit 10.6

CONTRACT FOR PURCHASE AND SALE OF PARTNERSHIP INTERESTS

This Contract for Purchase and Sale of Partnership Interests (the “Contract”) is made and entered into as of November 17, 2009 (the “Effective Date”), by and between National Tax Credit, Inc. II, a California corporation (the “General Partner”); National Tax Credit Investors II, a California limited partnership (“Limited Partner” and together with the General Partner, collectively, “Sellers” and, individually, each a “Seller”); and Oswald Investments, L.C., an Iowa limited liability company, or its assign (“GP Purchaser”); and Ted Oswald, individually or his assigns (“LP Purchaser” and together with GP Purchaser, collectively, “Purchaser”).

RECITALS

A.                  Norwalk, Limited Partnership, an Iowalimited partnership (the “Partnership”). owns the real property located in Louisa County, Iowa, known and described as Norwalk Apartments complex, and more specifically described in the legal description attached hereto as Exhibit “A,” together with any and all easements, rights-of-way, privileges, benefits, contract rights, development rights, permits, licenses or approvals, improvements, or appurtenances arising from, pertaining to or associated with said real property (collectively, the “Property”). Property also includes all of the Partnership’s rights, if any, in and to the name "Norwalk” as it relates solely to use in connection with the Property (and not with respect to any other property owned or managed by the Partnership, the Partnership’s property manager ("Property Manager"), Apartment Investment and Management Company ("AIMCO"), or their respective affiliates). Property also includes all receivables, cash or other funds, whether in petty cash or house "banks," or on deposit in bank accounts or in transit for deposit, but does not include any right, title or interest in or to all words, phrases, slogans, materials, software, proprietary systems, trade secrets, proprietary information and lists, and other intellectual property owned or used by the Property Manager or AIMCO in the marketing, operation or use of the Property (or in the marketing, operation or use of any other properties managed by the Property Manager or owned by AIMCO or an affiliate of either Property Manager or AIMCO.

B.                 The General Partner owns all of the general partner limited partnership interests of the Partnership (the “GP Interest”) and the Limited Partner owns all of the limited partner limited partnership interests of the Partnership (the “LP Interest” and together with the GP Interest, collectively, the “Interests”).

C.                 GP Purchaser desires to purchase the GP Interest, LP Purchaser desires to purchase the LP Interest, and Sellers desire to sell, the Interests to Purchaser on the terms and conditions set forth below.

AGREEMENT

1.                  Purchase and Sale. Sellers agree to bargain, sell, grant, convey and deliver, and Buyer agrees to purchase and accept the Interests for the price and on the terms and conditions set forth herein.

2.                  Purchase Price and Method of Payment; Escrow. The purchase price for the Interests (the "Purchase Price") shall be a sum equal to the outstanding principal balance of the “Loan” (as that term is hereinafter defined), together with all accrued but unpaid interest (if any) thereon, as of the Closing Date, plus the amount of Twenty Thousand and no/100 Dollars ($20,000.00), payable, as follows:

(a)               Upon the execution and delivery hereof, Purchaser shall deliver to First American Title Insurance Company of New York, located at 633 3rd Avenue, New York City, New York, 10017, telephone number (212) 922-9700 ("Escrow Agent") the sum of Two Thousand and no/100 Dollars ($2,000.00) by wire transfer of immediately available funds ("Good Funds") as a good faith deposit (the “Initial Deposit”).

After the end of the “Feasibility Period” (as that term is hereinafter defined), the Deposit and any and all additional deposits hereunder (collectively, the “Deposit”) will be nonrefundable, except upon Sellers’ default or as provided in this Contract.

(b)               The Deposit shall be credited against the Purchase Price at the closing of the sale by Sellers and the purchase by Purchaser of the Interests in accordance with the terms and provisions of this Contract (herein referred to as the “Closing”).

(c)               Purchaser recognizes and agrees that, in connection with a loan (the "Loan") made to the Partnership by the United States Department of Agriculture, Farmers Home Administration("USDA"), the Property presently is encumbered by a mortgage dated January 27, 1992 (the "Mortgage") and certain other security and related documents in connection with the Loan (collectively, the "Encumbrances"). The Loan is evidenced by that certain promissory note, dated December 21, 1990, in the stated principal amount of $439,158.00 (the "Note," and together with the Mortgage, a Consolidated RRH Loan Agreement, the Encumbrances and any other documents executed by the Partnership in connection with the Loan, the "Loan Documents"), executed by the Partnership and payable to the order of USDA. At the Closing, subject to the occurrence of the "Loan Continuation and Release" (as hereinafter defined), Purchaser shall receive a credit against the Purchase Price in the amount of the outstanding principal balance of the Note, together with all accrued but unpaid interest (if any) thereon, as of the Closing Date (collectively, the "Loan Balance").

(d)               The balance of the Purchase Price, Eighteen Thousand and no/$100 Dollars ($18,000.00) shall be paid to and received by Escrow Agent by wire transfer of Good Funds at Closing.

3.         Feasibility Period.

(a)               Subject to the terms of Sections 3(c) and 3(d) and the rights of “Tenants” under the “Leases” (as those terms are hereinafter defined), from the Effective Date to and including the date which is thirty (30) days after the Effective Date (the "Feasibility Period"), Purchaser and its agents, contractors, engineers, surveyors, attorneys, and employees (collectively, "Consultants"), at no cost or expense to Sellers, shall have the opportunity to conduct such tests, studies, inspections, evaluations, investigations and appraisals of or concerning the Property as Purchaser may desire, review the “Materials” (as that term is hereinafter defined), and otherwise confirm any and all matters which Purchaser may reasonably desire to confirm with respect to the Property and Purchaser's intended use thereof (collectively, the "Inspections").

(b)               If any of the matters in Section 3(a) or any title or survey matters are unsatisfactory to Purchaser for any reason, or for no reason whatsoever, in Purchaser's sole and absolute discretion, then Purchaser shall have the right to terminate this Contract by giving written notice to that effect to Sellers and Escrow Agent no later than 5:00 p.m. on or before the date of expiration of the Feasibility Period. If Purchaser provides such notice, this Contract shall terminate and be of no further force and effect subject to and except for the Survival Provisions, and Escrow Agent shall return the Deposit to Purchaser. If Purchaser fails to provide Sellers with written notice of termination prior to the expiration of the Feasibility Period, Purchaser's right to terminate under this Section 3(b) shall be permanently waived and this Contract shall remain in full force and effect, the Deposit shall be non-refundable, and Purchaser's obligation to purchase the Interests shall be conditional only as provided in Section 11(b).

(c)               Purchaser shall not permit any mechanics' or materialmen's liens or any other liens to attach to the Property by reason of the performance of any work or the purchase of any materials by Purchaser or any other party in connection with any Inspections conducted by or for Purchaser. Purchaser shall give reasonable advanced notice to Sellers prior to any entry onto the Property and shall permit Sellers to have a representative present during all Inspections conducted at the Property. Purchaser shall take all reasonable actions and implement all protections necessary to ensure that all actions taken in connection with the Inspections, and all equipment, materials and substances generated, used or brought onto the Property pose no material threat to the safety of persons, property or the environment.

(d)               (i)          Purchaser shall indemnify, hold harmless and, if requested by the
General Partner (in the General Partner's sole discretion), defend (with counsel approved by the General Partner) Sellers, together with Sellers’ affiliates, parent and subsidiary entities, successors, assigns, partners, managers, members, employees, officers, directors, trustees, shareholders, counsel, representatives, agents, Property Manager, and AIMCO (collectively, including Seller, "Sellers’ Indemnified Parties"), from and against any and all damages, mechanics' liens, materialmen's liens, liabilities, penalties, interest, losses, demands, actions, causes of action, claims, costs and expenses (including reasonable attorneys' fees, including the cost of in-house counsel and appeals) (collectively, "Losses") arising from or related to Purchaser's or its Consultants' entry onto the Property, and any Inspections or other acts by Purchaser or Purchaser's Consultants with respect to the Property during the Feasibility Period or otherwise.

(ii)                         Notwithstanding anything in this Contract to the contrary,

Purchaser shall not be permitted to perform any invasive tests on the Property without the General Partner's prior written consent, which consent may be withheld in the General Partner's sole discretion. Further, the General Partner shall have the right, without limitation, to disapprove any and all entries, surveys, tests (including, without limitation, a Phase II environmental study of the Property), investigations and other matters that in the General Partner's reasonable judgment could result in any injury to the Property or breach of any contract, or expose Sellers to any Losses or violation of applicable law, or otherwise adversely affect the Property or Sellers’ interests therein. Purchaser shall use reasonable efforts to minimize disruption to Tenants in connection with Purchaser's or its Consultants' activities pursuant to this Section. No consent by the General Partner to any such activity shall be deemed to constitute a waiver by the General Partner or assumption of liability or risk by Sellers. Purchaser hereby agrees to restore, at Purchaser's sole cost and expense, the Property to the same condition existing immediately prior to Purchaser's exercise of its rights pursuant to this Article III. Purchaser shall maintain and cause its third party consultants to maintain (a) casualty insurance and commercial general liability insurance with coverages of not less than $1,000,000.00 for injury or death to any one person and $3,000,000.00 for injury or death to more than one person and $1,000,000.00 with respect to property damage, and (b) worker's compensation insurance for all of their respective employees in accordance with the law of the state in which the Property is located. Purchaser shall deliver proof of the insurance coverage required pursuant to this Section 3(d)(ii) to the General Partner (in the form of a certificate of insurance) prior to the earlier to occur of (I) Purchaser's or Purchaser's

Consultants' entry onto the Property, or (II) the expiration of five (5) days after the Effective Date.

  4.                                 Property Materials and Contracts.

(a)               In order to allow Purchaser to expeditiously and timely complete its Inspections, Sellers shall deliver or make available to Purchaser within fifteen (15) days after the Effective Date the items and materials (collectively, the "Materials") described on Exhibit “c” in the possession of Sellers or within its reasonable control. In providing the Materials to Purchaser, other than "Sellers’ Representations" (as hereinafter defined), neither Seller makes any representation or warranty, express, written, oral, statutory, or implied, and all such representations and warranties are hereby expressly excluded and disclaimed. All Materials are provided for informational purposes only. Recognizing that the Materials delivered or made available by Sellers pursuant to this Contract may not be complete or constitute all of such documents which are in the Partnership's possession or control, but are those that are readily and reasonably available to the Partnership, after using commercially reasonable efforts to obtain same, Purchaser shall not in any way be entitled to rely upon the completeness or accuracy of the Materials and will instead in all instances rely exclusively on its own Inspections and consultants with respect to all matters which it deems relevant to its decision to acquire the Interests. Seller shall permit Purchaser to access all report and records Seller has filed with the USDA Rural Development.

(b)               In the event that this Contract shall be terminated by either party for any reason whatsoever prior to Closing, Purchaser shall redeliver to Sellers all originals and copies of all Materials, as well as copies of any and all tests, permits, approvals, licenses, reports, studies, plans, audits, assessments, surveys, appraisals or other documents, data or information about or concerning the Interests and/or the Property or the development thereof which have been prepared or obtained by Purchaser.

5.                        Title. Within ten (10) days after the Effective Date hereof, Sellers shall deliver to

Purchaser, to the extent in Sellers’ possession or otherwise reasonably available to Sellers, a copy of what Sellers reasonably believe to be the most recent title insurance policy issued with respect to the Property (the “Prior Policy”). Purchaser, shall have the right, but not the obligation, to obtain, at Purchaser’s sole cost and expense, a title insurance commitment (the “Title Commitment”) for an owner's title insurance policy covering title to the Property on or after the date hereof. Purchaser shall furnish a copy of the Title Commitment, and all title exceptions referred to therein, to Seller.

6.        [Intentionally Omitted]

  7.                                     Assumed Encumbrances.

(a)                    Purchaser agrees that, at the Closing (i) Purchaser shall reaffirm all of the

Partnership's obligations under the Note and all of the other Loan Documents and accept title to the Property subject to the Mortgage and the other Loan Documents, and (ii) USDA shall release Sellers, as well as any guarantors, if any, and other obligated parties (other than the Partnership) under the Loan Documents, from all obligations under the Loan Documents (and any related guarantees or letters of credit), including, without limitation, any obligation to make payments of principal and interest under the Note, to replenish any unfunded required accounts, escrows or reserves and/or cure any physical deficiencies at the Property, all in form and substance satisfactory to Sellers (collectively, the foregoing (i) and (ii) referred to herein as the

"Loan Continuation and Release"). Purchaser further acknowledges that the Loan Documents require the satisfaction by Purchaser of certain requirements as set forth therein to allow for the Loan Continuation and Release. Accordingly, Purchaser, at its sole cost and expense shall satisfy the requirements set forth in the Loan Documents to allow for the Loan Continuation and Release, including, without limitation, submitting a complete application to USDA for assumption of the Loan together with all documents and information required in connection therewith (the "Loan Continuation Application") no later than the expiration of the Feasibility Period. Purchaser shall provide Sellers with a copy of the Loan Continuation Application and shall provide evidence of its submission to USDA within three (3) business days after such submittal. Purchaser acknowledges and agrees that Purchaser is solely responsible for the preparation and submittal of the Loan Continuation Application, including the collection of all materials, documents, certificates, financials, signatures, and other items required to be submitted to USDA in connection with the Loan Continuation Application.

(b)               Purchaser shall pay all fees and expenses (including, without limitation, all servicing fees and charges, assumption fees, and other fees to release Sellers of all liability under the Loan) imposed or charged by USDA or its counsel (such fees and expenses collectively being referred to as the "USDA Fees"), in connection with the Loan Continuation Application and the Loan Continuation and Release.

(c)               Additionally, Purchaser shall be responsible for (i) replacing (and increasing to the extent required by USDA) of all reserves, impounds, operating accounts and other accounts required to be maintained in connection with the Loan, (ii) funding any additional reserves, impounds or accounts required by USDA to be maintained by Purchaser in connection with the Loan after the Loan Continuation and Release and (iii) making any repairs, replacements and improvements to the Property as required by USDA.

(d)               Purchaser agrees promptly to deliver to USDA all documents and information required by the Loan Documents, and such other information or documentation as USDA reasonably may request, including, without limitation, financial statements, income tax returns and other financial information for Purchaser and any required guarantor. Sellers agree that they will cooperate with Purchaser and USDA, at no cost or expense to Sellers, in connection with Purchaser's application to USDA for approval of the Loan Continuation and Release.

8.                                   Representations, Warranties and Covenants of Sellers.

(a)            The General Partner hereby represents, warrants and covenants to and with Purchaser as follows:

(i)                          The General Partner is validly existing and in good standing under the laws of the state of its formation and, subject to Section 8(b)(iii), and any approvals required from Lender for the Loan Continuation and Release, has or at the Closing shall have the entity power and authority to sell and convey the GP Interest and to execute the documents to be executed by the General Partner and prior to the Closing will have taken as applicable, all corporate, partnership, limited liability company or equivalent entity actions required for the execution and delivery of this Contract, and the consummation of the transactions contemplated by this Contract. The compliance with or fulfillment of the terms and conditions hereof will not conflict with, or result in a breach of, the terms, conditions or provisions of, or constitute a default under, any contract to which the General Partner is a party or by which the General Partner is otherwise bound, which conflict, breach or default would have a material adverse affect on the General Partner's ability to consummate the transaction contemplated by this Contract or on the Property.

(ii)                The Partnership is a limited partnership validly existing and in good standing under the laws governing limited partnerships, as adopted in the state of its formation. The Partnership has taken all requisite action in order to conduct lawfully its business in the state in which the Property is situated. The Partnership has the full power and authority to carry on its business, including without limitation, to own, lease and operate the Property.

(iii)               Subject to the approvals and consents required from the limited partners of the Limited Partner, this Contract is a valid and binding agreement against the General Partner in accordance with its terms.

(iv)              The GP Interest is not subject to any lien, pledge or encumbrance of any nature whatsoever and Purchaser shall acquire the same free of any rights or claims thereto by any other party.

(v)                Except for (I) any actions by the Partnership to evict Tenants under the Leases, or (II) any matter covered by the Partnership's current insurance policy(ies), to the General Partner's knowledge, there are no material actions, proceedings, litigation or governmental investigations or condemnation actions either pending or threatened against the Property which will adversely impact the General Partner's ability to convey the GP Interest;

(vi)              To the General Partner's knowledge, the Partnership has not received any written notice from a governmental agency of any uncured material violations of any federal, state, county or municipal law, ordinance, order, regulation or requirement affecting the Property, other than normal regulatory correspondence from Lender;

(vii)             To the General Partner's knowledge, the Partnership has not received any written notice of any material default by the Partnership under any of the Property Contracts;

(b)             The Limited Partner hereby represents, warrants and covenants to and with Purchaser as follows:

(i)                  The Limited Partner is validly existing and in good standing under the laws of the state of its formation and, subject to Section 8(b)(iii), and any approvals required from Lender for the Loan Continuation and Release, has or at the Closing shall have the entity power and authority to sell and convey the LP Interest and to execute the documents to be executed by the Limited General Partner.

(ii)                The execution and delivery of this Contract and the closing of the transaction contemplated herein shall not and do not constitute a violation or breach by the Limited Partner of any provision of any agreement or other instrument to which the Limited Partner is a party or to which the Limited Partner may be subject although not a party, nor result in or constitute a violation or breach of any judgment, order, writ, injunction or decree issued against the Limited Partner, or by which the Limited Partner is bound or subject

(iii)               The Limited Partner has the full right, power and authority to enter into and deliver this Contract and to consummate the purchase and sale of the Interests in accordance herewith and to perform all covenants and agreements of Sellers hereunder subject to approval of the Limited Partner’s limited partners.

(iv)              The person or persons executing this Contract on behalf of the
Limited Partner are fully and duly authorized to do so by the Limited Partner, and any and all actions required to make this Contract and the performance thereof legally binding obligations of the Limited Partner, have been duly and legally taken. No further consent, authorization or approval of any person or entity is required for the Limited Partner to enter into or perform this transaction, other than the approval of the Limited Partner’s limited partners, which shall occur on or before the Closing Date.

(v)                The LP Interest is not subject to any lien, pledge or encumbrance of any nature whatsoever and Purchaser shall acquire the same free of any rights or claims thereto by any other party.

(c)               Purchaser agrees that neither Seller shall be responsible or liable to
Purchaser for any defects, errors or omissions, or on account of any conditions affecting the Property. Purchaser, its successors and assigns, and anyone claiming by, through or under Purchaser, hereby fully releases Sellers’ Indemnified Parties from, and irrevocably waives its right to maintain, any and all claims and causes of action that it or they may now have or hereafter acquire against Sellers’ Indemnified Parties with respect to any and all Losses arising from or related to any defects, errors, omissions or other conditions affecting the Property. Purchaser represents and warrants that, as of the date hereof and as of the Closing Date, it has and shall have reviewed and conducted such independent analyses, studies (including, without limitation, environmental studies and analyses concerning the presence of lead, asbestos, water intrusion and/or fungal growth and any resulting damage, PCBs and radon in and about the Property), reports, investigations and inspections as it deems appropriate in connection with the Property.

(d)               Sellers and Purchaser agree that the foregoing representations and warranties of Sellers (collectively, "Sellers’ Representations") shall survive Closing for a period of six months (the "Survival Period"). Sellers shall have no liability after the Survival Period with respect to their respective Sellers’ Representations contained herein except to the extent that Purchaser has requested arbitration against Sellers during the Survival Period for breach of any of Sellers’ Representations. Under no circumstances shall Sellers be liable to Purchaser for more than $20,000 in any individual instance or in the aggregate for all breaches of Sellers’ Representations, nor shall Purchaser be entitled to bring any claim for a breach of Sellers’ Representations unless the claim for damages (either in the aggregate or as to any individual claim) by Purchaser exceeds $5,000. In the event that either Seller breaches any representation contained in Section 8(a) or 8(b) and Purchaser had knowledge of such breach prior to the Closing Date, and elected to close regardless, Purchaser shall be deemed to have waived any right of recovery, and Sellers shall not have any liability in connection therewith.

(e)               Any representations and warranties made "to the knowledge of the
General Partner" shall not be deemed to imply any duty of inquiry. For purposes of this Contract, the term the General Partner's "knowledge" shall mean and refer only to actual knowledge of the "Asset Manager" (as hereinafter defined) and shall not be construed to refer to the knowledge of any other partner, officer, director, agent, employee or representative of the General Partner, or any affiliate of the General Partner, or to impose upon such Asset Manager any duty to investigate the matter to which such actual knowledge or the absence thereof pertains, or to impose upon such Asset Manager any individual personal liability. As used herein, the term Asset Manager shall refer to Jacques Logan, who is the Asset Manager handling this Property (the "Asset Manager").

(f)                 Except for Sellers’ Representations, Purchaser agrees that the Property, as assets of the Partnership, will be accepted by Purchaser at Closing "AS IS," "WHERE IS," and "WITH ALL FAULTS." The Purchase Price and the terms and conditions set forth herein are the result of arm's-length bargaining between entities familiar with transactions of this kind, and said price, terms and conditions reflect the fact that Purchaser shall have the benefit of, and is not relying upon, any information provided by either Seller or Broker or statements, representations or warranties, express or implied, made by or enforceable directly against Sellers or Broker, including, without limitation, any relating to the value of the Property, the physical or environmental condition of the Property, any state, federal, county or local law, ordinance, order or permit; or the suitability, compliance or lack of compliance of the Property with any regulation, or any other attribute or matter of or relating to the Property (other than Sellers’ Representations). Purchaser agrees that neither Seller shall be responsible or liable to Purchaser for any defects, errors or omissions, or on account of any conditions affecting the Property. Purchaser, its successors and assigns, and anyone claiming by, through or under Purchaser, hereby fully releases Sellers’ Indemnified Parties from, and irrevocably waives its right to maintain, any and all claims and causes of action that it or they may now have or hereafter acquire against Sellers’ Indemnified Parties with respect to any and all Losses arising from or related to any defects, errors, omissions or other conditions affecting the Property. Purchaser represents and warrants that, as of the date hereof and as of the Closing Date, it has and shall have reviewed and conducted such independent analyses, studies (including, without limitation, environmental studies and analyses concerning the presence of lead, asbestos, water intrusion and/or fungal growth and any resulting damage, PCBs and radon in and about the Property), reports, investigations and inspections as it deems appropriate in connection with the Property. If Sellers provide or have provided any documents, summaries, opinions or work product of consultants, surveyors, architects, engineers, title companies, governmental authorities or any other person or entity with respect to the Property, including, without limitation, the offering prepared by Broker, Purchaser and Sellers agree that Sellers have done so or shall do so only for the convenience of both parties, Purchaser shall not rely thereon and the reliance by Purchaser upon any such documents, summaries, opinions or work product shall not create or give rise to any liability of or against “Sellers’ Indemnified Parties” (as that term is hereinafter defined). Purchaser acknowledges and agrees that no representation has been made and no responsibility is assumed by Sellers with respect to current and future applicable zoning or building code requirements or the compliance of the Property with any other laws, rules, ordinances or regulations, the financial earning capacity or expense history of the Property, the continuation of contracts, continued occupancy levels of the Property, or any part thereof, or the continued occupancy by tenants of any Leases or, without limiting any of the foregoing, occupancy at Closing. Prior to Closing, the Partnership shall have the right, but not the obligation, to enforce its rights against any and all Property occupants, guests or tenants. Purchaser agrees that the departure or removal, prior to Closing, of any of such occupants or tenants shall not be the basis for, nor shall it give rise to, any claim on the part of Purchaser, nor shall it affect the obligations of Purchaser under this Contract in any manner whatsoever; and Purchaser shall close title and accept delivery of the Deed with or without such tenants in possession and without any allowance or reduction in the Purchase Price under this Contract. Purchaser hereby releases Sellers, and each of them, from any and all claims and liabilities relating to the foregoing matters.

(g)               The General Partner agrees that it shall cause the Partnership to maintain the Property as it now is until Closing, ordinary wear and tear and damage as provided in Section 12(c) excepted, and that the General Partner will cause the Partnership to refrain from any use of the Property for any purpose or in any manner which would adversely affect the Partnership’s continued use of the Property as a multifamily development. In the event of such actions, Purchaser may, without liability, refuse to accept the assignment and transfer of the Interests, in which event the consideration paid under this Contract shall be refunded.

9.                                                                                         Representations, Warranties and Covenants of Purchaser. Purchaser

hereby represents, warrants and covenants to and with Sellers as follows:

(a)               The person or persons executing this Contract on behalf of Purchaser are fully and duly authorized to do so by Purchaser and any and all actions required to make this Contract, have been duly and legally taken. No further consent, authorization or approval of any person or entity is required for Purchaser to enter into this Contract.

(b)               The execution and delivery of this Contract and the consummation of the transaction contemplated herein shall not and do not constitute a violation or breach by Purchaser of any provision of any Contract or other instrument to which Purchaser is a party or to which Purchaser may be subject although not a party, nor result in or constitute a violation or breach of any judgment, order, writ, injunction or decree issued against Purchaser, or by which Purchaser is bound or subject.

10.                                                                                         Continuing Representations and Warranties. The representations and warranties of the parties contained herein shall be deemed to be continuing representations and warranties which are true and correct in all material respects on the Effective Date hereof and shall remain true and correct at all times up to the Closing Date, with the same force and effect as though such representations and warranties had been made as of Closing; provided, however, that, no representations or warranties of either party shall survive Closing, unless specifically provided to so survive herein, or in the Closing documents.

11.                              Conditions Precedent to Obligations of Purchaser and Sellers.

(a)               The obligations of Purchaser and Sellers hereunder to close upon the purchase of the Interests are subject to and contingent upon obtaining the consent of USDA for the transactions contemplated by this Contract, including the continuation of the current mortgage under its current terms and conditions and the continuation of the Rental Assistance Agreement (the "RA Agreement"), by and between the Partnership and the United States of America, acting through the Rural Housing Service (collectively, the “Closing Contingency”) having been met or satisfied to the satisfaction of Purchaser and Sellers. The satisfaction of the Closing Contingency shall be the sole responsibility and at the sole cost of Purchaser, with the cooperation of, and at no cost, expense or liability to, Sellers. In the event that such condition has not been satisfied on or before the expiration of the Feasibility Period, then Purchaser may either terminate this Contract, or waive such Closing Contingency, in which event the Deposit shall be nonrefundable thereafter for any reason other than a default by Sellers. If the consent of USDA is not obtained by the Closing Date, then either Purchaser or Sellers may terminate this Contract by giving written notice to the other, and thereafter neither party shall have any further obligation hereunder (except those which by their terms survive the termination of this Contract and Sellers shall retain the Deposit.

(b)               Provided Purchaser has not elected to terminate this Agreement during the Feasibility Period. Purchaser's obligation to close under this Contract shall be subject to and conditioned upon the fulfillment of the following conditions precedent:

(i)           All of the documents required to be delivered by Sellers to Purchaser at the Closing pursuant to the terms and conditions hereof shall have been delivered;

(ii)          Each of Sellers’ Representations shall be true in all material respects as of the Closing Date;

(iii)        The Loan Continuation and Release shall have been approved and shall occur upon Closing;

(iv)        Approval of the “Credit Agency” (as that term is defined in Section 42(h)(7)(A) of the Internal Revenue Code of 1986, as amended) of the state in which the Property is located to the transactions contemplated by this Contract, to the extent such approval is required (“Credit Agency Approval”); and

(v)          Sellers shall have complied with, fulfilled and performed in all material respects each of the covenants, terms and conditions to be complied with, fulfilled or performed by Sellers hereunder.

(vi)        All management contracts for the Property shall terminate on the Closing Date and Purchaser shall not have any further obligations to pay any sums not expressly provided for in this Agreement to Seller or Seller’s Indemnified Parties after the Closing Date.

Notwithstanding anything to the contrary, there are no other conditions to Purchaser's obligation to Close except the Closing Contingency or as expressly set forth in this Section 11(b). If any of the conditions set forth in subparagraphs (i), (ii), or (v) is not met, Purchaser may (I) waive any of such conditions and proceed to Closing on the Closing Date with no offset or deduction from the Purchase Price, or (II) if such failure constitutes a default by Sellers, exercise any of its remedies pursuant to Section 17(b). If either of the conditions set forth in subparagraph (iii) or (iv) is not met on or before the Closing Date [as may be extended pursuant to Section 13(b)], Escrow Agent shall promptly release the Deposit to Seller.

(c)                                                       Without limiting any of the rights of Sellers elsewhere provided for in this

Contract, Sellers’ obligation to close with respect to transfer of the Interests under this Contract shall be subject to and conditioned upon the fulfillment of the following conditions precedent:

(i)                  All of the documents and funds required to be delivered by Purchaser to Sellers at the Closing pursuant to the terms and conditions hereof shall have been delivered;

(ii)                Each of the representations, warranties and covenants of Purchaser contained herein shall be true in all material respects as of the Closing Date;

(iii)               Purchaser shall have complied with, fulfilled and performed in all material respects each of the covenants, terms and conditions to be complied with, fulfilled or performed by Purchaser hereunder;

(iv)              There shall not be pending or, to the knowledge of either Purchaser or Sellers, any litigation or threatened litigation which, if determined adversely, would restrain the consummation of any of the transactions contemplated by this Contract or declare illegal, invalid or nonbinding any of the covenants or obligations of Purchaser;

(v)                Sellers shall have received all consents, documentation and approvals necessary to consummate and facilitate the transactions contemplated hereby (and the amendment of Sellers’ (or Sellers’ affiliates') partnership or other organizational documents in connection therewith), (a) from Sellers’ partners, members, managers, shareholders or directors to the extent required by Sellers’ (or Sellers’ affiliates') organizational documents, and (b) as required by law;

(vi)              Credit Agency Approval;

(vii)             The Loan Continuation and Release shall have been approved and shall occur upon Closing; and

(viii)           Simultaneous closings under each of the other “Additional Contracts” as that term is hereinafter defined.

If any of the foregoing conditions to Sellers’ obligation to close with respect to the transfer of the Interests under this Contract are not met, Sellers may (I) waive any of the foregoing conditions and proceed to Closing on the Closing Date, or (II) terminate this Contract, and, if such failure constitutes a default by Purchaser, exercise any of its remedies under Section 17(a). If the condition set forth in subparagraph (v) is not met on or before the Closing Date [as may be extended pursuant to Section 13(b)], Sellers may (x) waive any of the foregoing conditions and proceed to Closing on the Closing Date, or (y) terminate this Contract and the Deposit shall be promptly released to Purchaser. If either of the conditions set forth in subparagraphs (vi) or (vii) is not met on or before the Closing Date [as may be extended pursuant to Section 13(b)], Escrow Agent shall promptly release the Deposit to Seller.

  12.          Purchase and Sale of Other Properties.

(a)               Simultaneously with the execution and delivery of this Contract, Sellers (or affiliates of Sellers’) and Purchaser are entering into four (4) separate additional contracts (each, an “Additional Contract” and any two (2) or more, as the context requires, collectively, the “Additional Contracts”), each for the purchase and sale of an apartment complex located in the state of Iowa and specifically, (i) Grimes Park Apartments, located in Grimes, (ii) Columbus Junction Park Apartments, located in Columbus, (iii) North Liberty, located in North Liberty, and (iv) Grinnell Park Apartments, located in Grinnell.

(b)               Notwithstanding anything contained in this Contract or any of the Additional Contracts to the contrary, and without limiting any of the rights of Sellers under Section 11(c) or any other provision of this Contract, if Purchaser (or an assignee of Purchaser’s) elects, for whatever reason, to terminate any Additional Contract or the closing the transaction contemplated by such Additional Contract will not occur for any reason on the terms and conditions therein contained, Sellers shall have the right, in their sole and absolute discretion, to terminate this Contract. Upon such termination (i) provided Purchaser is not in default of any of its obligations hereunder or any of its obligations under the Additional Contracts, including, without limitation, the Additional Contract which has been terminated, Purchaser shall receive a refund of the Deposit and (ii) neither party shall have any further obligations under this Contract except for those which by the terms herein survive a termination.

  13.             Closing.

(a)               The Closing of this transaction shall be held on or before the date sixty (60) days after the Effective Date (the “Closing Date”), at 10:00 A.M., subject to extension as provided in subparagraph (b), below, or such other time as may be mutually agreed upon by Sellers and Purchaser, at the offices of Escrow Agent, or by mail.

(b)               Notwithstanding the foregoing to the contrary, Sellers shall have the option, by delivering written notice to Purchaser, to extend the Closing Date to the last business day of the month in which the Closing Date otherwise would occur pursuant to the preceding sentence, in connection with the Loan Continuation and Release. Further, the Closing Date may be extended without penalty at the option of Sellers to a date following the Closing Date specified in the first sentence of this paragraph above (or, if applicable, as extended by Sellers pursuant to the preceding sentence) (i) in order to finalize the drafting with USDA and USDA's counsel of all documents necessary or desirable to accomplish the Loan Continuation and Release and/or (ii) in order to obtain all necessary corporate and partnership consents for, and make all necessary governmental filings required of Sellers as a result of, the transactions contemplated by this Agreement, but in no event shall the Closing Date be extended beyond December 31, 2009.

(c)               The General Partner shall cause the Partnership to maintain the Property up to the Closing Date in the same condition as existed on the Effective Date, subject only to reasonable wear and tear and subsection (d), below.

(d)               Risk of loss to the Property between the Effective Date and the date of the Closing shall be borne by Seller. In the event of any casualty to the Property prior to closing where the cost to repair shall not exceed $150,000.00 (as estimated by a licensed contractor selected by Sellers and reasonably acceptable to Purchaser), the Closing shall proceed and at Closing Sellers shall release all of their rights to all insurance proceeds with regard to the casualty and shall credit Purchaser against the Purchase Price for the amount of any deductible. In the event of any casualty to the Property prior to Closing where the cost to repair shall exceed $150,000.00, Purchaser shall have the right to either: (i) elect to proceed to close whereupon at Closing Sellers shall assign all insurance proceeds with regard to the casualty to Purchaser and shall credit Purchaser against the Purchase Price for the amount of any deductible or (ii) Purchaser shall have the right, within ten (10) days after receiving notice of such casualty, to terminate this Contract upon written notice to Seller, whereupon the Deposit shall be returned to Purchaser and the parties released of all further obligations hereunder, except as to those which by their terms survive a termination of this Contract. Seller shall maintain insurance coverage on the Property in the ordinary course of business.

(e)               To the extent reasonably available to Seller, originals or copies of the Leases and Property Contracts, lease files, warranties, guaranties, operating manuals, keys to the property, and the Partnership's books and records (other than proprietary information) up through and including the Closing Date (collectively, "Partnership's Property-Related Files and Records") regarding the Property shall be made available to Purchaser at the Property (or delivered to Purchaser if not available at the Property) after the Closing. Purchaser agrees, for a period of not less than three (3) years after the Closing (the "Records Hold Period"), to (i) provide and allow Sellers reasonable access to Partnership's Property-Related Files and Records for purposes of inspection and copying thereof, and (ii) reasonably maintain and preserve Sellers’ Property-Related Files and Records.

14.                 Closing Documents.

(a)               Sellers shall execute, acknowledge (where indicated) and/or deliver to

Purchaser at Closing the following:

(i)                  If appropriate, a non-foreign certificate in compliance with Section 1445 of the Internal Revenue Code;

(ii)                Two (2) counterparts of the Second Amendment to Amended and Restated Certificate and Agreement of Limited Partnership, a copy of which is attached hereto as Exhibit “B” (the “LPA Amendment”);

(iii)               The Amendment to Certificate of Limited Partnership for filing/recording with the appropriate governmental agency of the state in which the Property is located (the “LP Certificate Amendment”); and

(iv)              Sellers’ closing statement.

(b)                   Purchaser shall execute and/or deliver to Sellers at Closing:

(i)           Two counterparts of the LPA Amendment;

(ii)          The LP Certificate Amendment;

(iii)        Purchaser’s closing statement;

(iv)        The Purchase Price, subject to credits and prorations as provided herein, by delivery of the balance of the Purchase Price to the Escrow Agent, which shall be the Closing Agent, by wire transfer; and

(v)          All documents required hereunder in order to consummate this Contract, and such other customary documents as reasonably may be required to consummate the transaction contemplated by this Contract.

15.              Closing Expenses. Each party shall bear and pay its own attorneys' fees and expenses. Other than such fees and expenses, Purchaser shall pay all costs and expenses of Closing, including, but not limited to, escrow costs and fees, recording and filing fees, and transfer and any other taxes (excluding income, franchise and similar taxes) relating to the purchase and sale of the Interests as contemplated by this Contract.

16.              Prorations. There shall be no prorations.

17.              Default.

(a)          By Purchaser.If the sale contemplated by this Contract is not completed as a result of a default of Purchaser, Sellers’ sole and exclusive remedy shall be to retain the Deposit paid or deposited hereunder, as agreed upon full liquidated damages for such default by Purchaser, and the parties hereunder shall have no further rights or liabilities under this Contract. Each Seller hereby expressly waives and releases any right to sue Purchaser for specific performance or to assert that Sellers’ actual damages exceed the Deposit, which waiver and release is a substantial inducement to Purchaser entering into this Contract.

(b)               By Sellers.If the sale contemplated by this Contract is not completed as a result of a default of either Seller, Purchaser shall have and be entitled to the right to seek specific performance of this Contract, or to terminate this Contract and demand and receive a refund of the Deposit, which shall be Purchaser’s sole and exclusive remedies.

(c)               Surviving Obligations.The remedies of Sellers and Purchaser shall include any of those necessary or appropriate to enforce surviving obligations as provided in Section 3(d)(i).

18.              Condemnation. If, prior to Closing, the Property or any material portion thereof in the reasonable discretion of Purchaser, is condemned or taken under power of eminent domain, or if either Seller receives any bona fide written notice or knowledge that any such taking is threatened or contemplated by any governmental agency or entity or any other entity having the power of eminent domain, then, in any such event, Sellers shall promptly give notice thereof to Purchaser in writing. Purchaser shall then have the options of either (a) terminating this Contract and receiving a refund of the Deposit paid hereunder, with neither party thereafter having any further obligations to the other hereunder, or (b) waiving such matters and proceeding to close this transaction without reduction in the Purchase Price, and the Partnership shall be entitled to receive and retain any and all awards or monies payable as a result of any such taking. Purchaser shall make such election by giving written notice thereof to Sellers within ten (10) days after receipt of such notice from Seller(s).

19.              Escrow Agent and Escrow Procedure.

(a)               Escrow Agent shall hold the Deposit and make delivery of the Deposit to the party entitled thereto under the terms of this Contract. Escrow Agent shall invest the Deposit in an interest-bearing bank account as Escrow Agent, in its discretion, deems suitable, and all interest and income thereon shall become part of the Deposit and shall be remitted to the party entitled to the Deposit pursuant to this Contract. Escrow Agent shall hold the Deposit until the earlier occurrence of (i) the Closing Date, at which time the Deposit shall be applied against the Purchase Price and (ii) the termination of this Contract, at which time the Deposit shall be released to Sellers or Purchaser as provided in this Contract. The tax identification numbers of the parties shall be furnished to Escrow Agent upon request.

(b)               If prior to the Closing Date either party makes a written demand upon Escrow Agent for payment of the Deposit, Escrow Agent shall give written notice to the other party of such demand. If Escrow Agent does not receive a written objection from the other party to the proposed payment within five (5) business days after the giving of such notice, Escrow Agent is hereby authorized to make such payment. If Escrow Agent does receive such written objection within such period, Escrow Agent shall continue to hold such amount until otherwise directed by written instructions from the parties to this Contract or a final judgment or arbitrator's decision. However, Escrow Agent shall have the right at any time to deliver the Deposit and interest thereon, if any, with a court of competent jurisdiction in the state in which the Property is located. Escrow Agent shall give written notice of such deposit to Sellers and Purchaser.

(c)         The parties acknowledge that Escrow Agent is acting solely as a stakeholder at their request and for their convenience, and that Escrow Agent shall not be deemed to be the agent of either of the parties for any act or omission on its part unless taken or suffered in bad faith in willful disregard of this Contract or involving gross negligence. Sellers and Purchaser jointly and severally shall indemnify and hold Escrow Agent harmless from and against all costs, claims and expenses, including reasonable attorney's fees, incurred in connection with the performance of Escrow Agent's duties hereunder, except with respect to actions or omissions taken or suffered by Escrow Agent in bad faith, in willful disregard of this Contract or involving gross negligence on the part of the Escrow Agent.

(d)     The parties shall deliver to Escrow Agent an executed copy of this

Contract. Escrow Agent shall execute the signature page for Escrow Agent attached hereto which shall confirm Escrow Agent's agreement to comply with the terms of Sellers’ closing instruction letter delivered at Closing and the provisions of this Section 19.

20.              Brokerage.

(a)          Sellers represent and warrant to Purchaser that they have dealt only with

CB Richard Ellis, Michael Sakich, 311 S. Wacker Drive, Suite 400, Chicago, IL 60606 ("Broker") in connection with this Contract. Sellers and Purchaser each represents and warrants to the other that, other than Broker, it has not dealt with or utilized the services of any other real estate broker, sales person or finder in connection with this Contract, and each party agrees to indemnify, hold harmless, and, if requested in the sole and absolute discretion of the indemnitee, defend (with counsel approved by the indemnitee) the other party from and against all Losses relating to brokerage commissions and finder's fees arising from or attributable to the acts or omissions of the indemnifying party.

(b)         If the Closing occurs, Sellers agree to pay Broker a commission according to the terms of a separate contract. Broker shall not be deemed a party or third party beneficiary of this Contract. As a condition to Sellers’ obligation to pay the commission, Broker shall execute the signature page for Broker attached hereto solely for purposes of confirming the matters set forth therein.

21.              Notices. Any notice required or permitted to be given under this Contract shall be in writing, and shall be deemed to have been given when delivered, if delivered by hand delivery, or when transmitted by telecopier, or deposited with any nationally or regionally established overnight courier service, deposited in the United States Post Office, registered or certified mail, postage prepaid, return receipt requested, if mailed. Notices hall be addressed as follows:

(a)        If to Purchaser:

c/o Oswald Investments 1909 Sycamore Avenue Granger, Iowa 50109 Attention: Ted Oswald Telephone: (515) 689-8593 Facsimile: (515) 999-2018

With a copy to:

William R. Stiles, Esq.

Smith, Schneider, Stiles & Serangeli, P.C. The Equitable Building

604 Locust Street, Suite 1000

Des Moines, Iowa 50309

Telephone (515) 245-6789

Fax (515) 244-1328

(b)        To Seller:

c/o AIMCO

6701 Center Drive

Suite520

Los Angeles, California 90045Attention: Peter Stoughton Telephone: (310) 258-5100 Facsimile: 310-258-5180

with copy to:

AIMCO

4582 South Ulster StreetParkway Suite1100

Denver, Colorado 80237

Attention: John Spiegleman, Esq. Telephone: (303) 691-4303

Facsimile: (720) 200-6882

and a copy to:

Law Offices of Peter H. Alpert, Inc. 601 S. Figueroa Street, Suite 2330 Los Angeles, California 90017Attention: Peter H. Alpert, Esq. Telephone: (213) 687-1510

Facsimile: (213) 687-1511

or such other address either party from time to time specify in writing to the other.

Any notice required hereunder to be delivered to the Escrow Agent shall be delivered in accordance with above provisions as follows:

First American Title Insurance Company of New York 633 3rd Avenue

New York City, New York 10017

Attention:     ___________________

Telephone: 212-922-9700

Facsimile:

Unless specifically required to be delivered to the Escrow Agent pursuant to the terms of this Contract, no notice hereunder must be delivered to the Escrow Agent in order to be effective so long as it is delivered to the other party in accordance with the above provisions.

22.                Miscellaneous.

(a)               Successors and Assigns.Subject to the provisions of subparagraph (j), below, this Contract shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(b)               Amendments and Termination.Except as otherwise provided herein, this Contract may be amended or modified by, and only by, a written instrument executed by Sellers and Purchaser, acting by their respective duly authorized agents or representatives; provided, however, that, (a) the signatures of Escrow Agent and Broker shall not be required as to any amendment of this Contract other than an amendment of Section 19 or Section 20, respectively.

(c)               Governing Law.This Contract shall be governed by and construed in accordance with the laws of the state in which the Property is located.

(d)               Contract Construction.Purchaser and Sellers acknowledge that this Contract was prepared after substantial negotiations between the parties. This Contract shall not be interpreted against either party solely because such party or its counsel drafted the Contract.

(e)               Section and Section Headings.The section and paragraph headings inserted in this Contract are for convenience only and are intended to, and shall not be construed to, limit, enlarge or affect the scope or intent of this Contract, nor the meaning of any provision hereof.

(f)                 Counterparts.           This Contract may be executed in two or more
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

(g)               Merger of Prior Contracts.This Contract supersedes all prior Contracts and understandings between the parties hereto relating to the subject matter hereof.

(h)               Time. Time is of the essence of this Contract. When any time period specified herein falls or ends upon a Saturday, Sunday or legal holiday, the time period shall be automatically extended to 5:00 P.M. on the next ensuing business day.

(i)                  Test and Studies.If Purchaser terminates this Contract for any reason, Purchaser shall deliver to Seller, at no charge to Seller, copies of all surveys, soil tests, traffic and other studies and testing, plans, specifications, engineering drawings and all other information owned by or in the possession of Purchaser which pertain to the Property or Purchaser's Intended Use. This paragraph shall survive the Closing.

(j)                  Assignment.Purchaser shall have the right to assign this Contract at Closing to a related entity wholly owned or controlled by the principals of Purchaser, without the consent of Sellers so long as such assignment is made in writing which provide that the assignee expressly assumes and agrees to pay and perform all of Purchaser’s duties, obligations, liabilities and responsibilities hereunder, is executed by both the assignor and the assignee, and fully-executed counterparts thereof are delivered to Seller. All other assignments require Sellers’ approval, in Sellers’ discretion. Upon any assignment, Purchaser shall remain liable hereunder.

(k)                             Attorneys’ Fees.If either party shall bring an action to enforce the terms of this Contract, the prevailing party in such litigation shall be entitled to recover its reasonable attorneys’ fees and costs from the other party, including any such fees and costs incurred on an appeal.

[Signatures on following page(s)]

IN WITNESS WHEREOF, Purchaser and Sellers have caused this Contract to be executed as of the Effective Date.

SELLERS:                                                                     NATIONAL TAX CREDIT, INC. II,

a California corporation

By:  /s/Michael J. Hornbrook

Name: Michael J. Hornbrook

Title: Senior Vice President

NATIONAL TAX CREDIT INVESTORS II, a California limited partnership

By National Partnership Investments Corp., a California corporation,

its General Partner

By:  /s/Michael J. Hornbrook

      Name: Michael J. Hornbrook

      Title: Senior Vice President

PURCHASER:                                                                        OSWALD INVESTMENTS, L.C.,

an Iowa limited liability company

By:  /s/Ted Oswald

Name: Ted Oswald

Title: Managing Member

IN WITNESS WHEREOF, this Amendment has been duly executed as of the Effective

Date.

INCOMING GENERAL PARTNER

and OPERATING GENERAL PARTNER:

                                                                        a

                                                                        By

                                                                                Its

INCOMING LIMITED PARTNER and

LIMITED PARTNER:

WITHDRAWING PARTNERS:                         NATIONAL TAX CREDIT, INC. II,

a California corporation

By:  /s/Michael J. Hornbrook

   Name:  Michael J. Hornbrook

    Title:  Senior Vice President

NATIONAL TAX CREDIT INVESTORS II, a California limited partnership

By National Partnership Investments Corp., a California corporation,

General Partner

By:  /s/Michael J. Hornbrook

      Name:  Michael J. Hornbrook

      Title:  Senior Vice President